JEFFREY G. KLEIN. P.A.
                                 23123 STATE ROAD SEVEN, SUITE 350B
                                   BOCA RATON, FLORIDA 33428
                                                (561)470-9010


OCTOBER 5, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Attn: Filing Desk

     We hereby consent to our being designated as legal counsel to Funds America Finance Corporation the filing of this opinion as an exhibit to the Registration Statement to the references to us in the Prospectus which is a part of the Registration Statement.



Sincerely,

/s/ Jeffrey G. Klein

Jeffrey G. Klein

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